UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2005

CHAMPION COMMUNICATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-12565	76-0448005
(Commission File Number)	(IRS Employer Identification No.)

1610 Woodstead Court, Suite 330

The Woodlands, Texas 77380

(Address of principal executive office, including zip code)

(281) 362-0144

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

On November 1, 2005, Champion Communication Services, Inc. (the “Company”) dismissed its auditors, Malone & Bailey, PC (“Malone & Bailey”), and appointed Glaw, Londergan & O’Neal, L.L.P. (“GL&O”) as its new independent auditors, effective November 1, 2005. This change was approved by the Audit Committee of the Company’s Board of Directors.

Malone & Bailey’s reports on the Company’s consolidated financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During each of the Company’s two most recent fiscal years through the date of this report, there were no disagreements with Malone & Bailey on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Malone & Bailey’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years.

During each of the Company’s two most recent fiscal years and through the date of this report, the Company did not consult GL&O with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) or (ii) of Regulation S-B.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

A.	Exhibits:

Exhibit 16. Letter regarding change in certifying accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION COMMUNICATION SERVICES, INC.

(Registrant)

Date: November 2, 2005	By:	/s/ Albert F. Richmond
Albert F. Richmond, Chief Executive Officer